================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            NEW WEST EYEWORKS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[NEW WEST EYEWORKS LOGO]




                                                                  April 27, 1998


Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of New West Eyeworks, Inc., on Tuesday, June 16, 1998, starting at 8:00 A.M. local time at the offices of the Company.

     As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors and ratification of the appointment of Price Waterhouse LLP as independent accountants for the current year. In addition, the Company's management team will report on the Company's results and will be available to respond to stockholders' questions.

     Your vote is important to the Company. Whether or not you plan to attend the Annual Meeting, please return the enclosed Proxy as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a Proxy.

     On behalf of the Directors and management of New West Eyeworks, Inc., we would like to thank you for your continued support and confidence in the Company and look forward to seeing you at the meeting.

Sincerely,



RONALD E. WEINBERG                       BARRY J. FELD
Chairman of the Board                    President and Chief Executive Officer

                           NEW WEST EYEWORKS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 16, 1998


TO THE STOCKHOLDERS OF NEW WEST EYEWORKS, INC.:

     The Annual Meeting of the Stockholders of New West Eyeworks, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 16, 1998 at the offices of the Company, 2104 West Southern Avenue, Tempe, Arizona 85282, beginning at 8:00 A.M. local time for the following purposes:

     1. To elect the Class II directors to serve for a term of three years (Proposal 1);

     2. To ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 26, 1998 (Proposal 2); and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 17, 1998 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                        By Order of the Board of Directors,



                                        BYRON S. KRANTZ
                                        Secretary

                             NEW WEST EYEWORKS, INC.


                                 PROXY STATEMENT

                                  ------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New West Eyeworks, Inc. (the "Company") to be used at the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 16, 1998, and any postponements or adjournments of the meeting (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company, 2104 West Southern Avenue, Tempe, Arizona 85282, beginning at 8:00 A.M. local time. As more fully described below, the principal business to be addressed at the Annual Meeting is the election of directors and the ratification of the appointment of Price Waterhouse LLP as independent public accountants for the Company's 1998 fiscal year.

     The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally and by telephone, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by directors, officers and employees of the Company.

     Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by delivering to the Secretary of the Company at its principal office a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. Each validly executed, unrevoked proxy received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting as specified by the stockholder. If no choice is indicated, the proxy will be voted FOR the election of the nominees and FOR the appointment of Price Waterhouse LLP.

     This Proxy Statement and the accompanying Chairman and President's Letter, Notice and Proxy, together with the Company's annual report to stockholders for the fiscal year ended December 27, 1997, are being sent to stockholders beginning on or about April 27, 1998.


                                VOTING AND QUORUM

     Holders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on April 17, 1998 are entitled to vote at the Annual Meeting. On April 17, 1998, there were 4,872,436 shares of Common Stock outstanding. Each share is entitled to one vote.

     A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting, including abstentions and "broker non-votes," will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. A broker non-vote occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. The ratification of Price Waterhouse LLP as the Company's independent accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

     With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as shares that are present and entitled to vote for a proposal, but will not be counted as votes in favor of such proposal. Accordingly, an abstention from voting on a proposal by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret the abstention differently. Broker non-votes are not shares entitled to vote, will not be counted in the total number of votes, and therefore will have no effect on the outcome of voting.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The directors elected by the holders of Common Stock are divided into three classes serving staggered three year terms of office. The Company's Board of Directors currently has seven members, one in Class I, two each in Classes II and III, and two of whom are elected by the holders of the Company's convertible 6% cumulative preferred stock, par value $1,000 per share (the "Preferred Stock"). The term of the Class II directors expires at the 1998 Annual Meeting. The term of the Class I and Class III directors will expire in 2000 and 1999, respectively. The Board has nominated Barry J. Feld and Norman C. Harbert for re-election as directors and recommends that the stockholders vote FOR Messrs. Feld and Harbert.

     The enclosed Proxy will be voted FOR Messrs. Feld and Harbert unless the proxy holders are otherwise instructed. If either of Messrs. Feld or Harbert is unavailable or declines to serve as a director for any reason, the proxy holders will vote the proxies for a substitute nominee designated by the Board of Directors. The Board of Directors does not expect that Mr. Feld or Mr. Harbert will be unavailable.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. FELD AND HARBERT

     Certain information about the nominees and the current directors with unexpired terms is set forth below.

           NAME                AGE                             POSITION                    DIRECTOR SINCE
------------------------------------------------------------------------------------------------------------
                                          CLASS I -- TERM EXPIRING IN 2000

Byron S. Krantz                62     Secretary and Director                                    1988

                                   NOMINEES FOR CLASS II -- TERM EXPIRING IN 2001

Barry J. Feld                  41     President, Chief Executive Officer and Director           1991
Norman C. Harbert              64     Director                                                  1994

                                         CLASS III -- TERM EXPIRING IN 1999

Ronald E. Weinberg             56     Chairman of the Board, Treasurer and Director             1988
Larry I. Pollock               50     Director                                                  1990

                                   DIRECTORS ELECTED BY PREFERRED STOCKHOLDERS*

Donald M. Gleklen              61     Director                                                  1988
William P. Sutter, Jr.         40     Director                                                  1988

------------------

* Under the terms of the Company's Preferred Stock, the holders of each of Series A and Series B Preferred Stock have the right to elect one director per Series as long as the applicable Series is outstanding. Donald M. Gleklen and William P. Sutter, Jr. are the directors elected by the holders of the Series A and Series B Preferred Stock, respectively. Messrs. Sutter and Gleklen will hold office until their successors have been duly elected by the holders of such Series of Preferred Stock and qualified.

     Ronald E. Weinberg has served as Chairman of the Board and Treasurer since the acquisition of the Company in August 1988. In 1986, Mr. Weinberg led an investor group in the acquisition of SunMedia Corporation, which publishes a chain of weekly newspapers in the Cleveland market, and since then, Mr. Weinberg has served as the Chairman of the Board of SunMedia Corporation. Since December 1997, Mr. Weinberg has been the Chairman of the Board and Chief Executive Officer of Timestar Communications Corp., a direct mail business in Cleveland, formerly owned by SunMedia Corporation. Since 1989, Mr. Weinberg has been Vice Chairman of the Board, Treasurer and a director of Hawk Corporation ("Hawk"), which manufactures specialized components, principally made from powder metals, used in a wide variety of aerospace, industrial and commercial applications.

     Barry J. Feld has served as President and a member of the Board of Directors since joining the Company in May 1991, and as Chief Executive Officer since February 1994. Previously, Mr. Feld was President of Frame-n-Lens Optical, Inc., the largest chain of retail optical stores in California. Mr. Feld joined Frame-n-Lens Optical, Inc. in 1987 and served as Executive Vice President and Chief Operating Officer until January 1990 when he became President. Prior to that, Mr. Feld spent ten years with Pearle Health Services, Inc., one of the largest retail optical chains in the United States, serving in various senior management capacities during his tenure, including Retail Operations Director of Texas State Optical, Inc., then one of the largest retail optical subsidiaries of Pearle Health Services, Inc., from 1985 until 1987.

     Byron S. Krantz has been the Secretary and a director since August 1988. Mr. Krantz has been a partner in the law firm of Kohrman Jackson & Krantz P.L.L. since its formation in 1984. Since 1988, Mr. Krantz has been a director of Hawk.

     Donald M. Gleklen has been a director since August 1988. In September 1997, Mr. Gleklen became President and Chief Executive Officer of The Maine Merchant Bank. Since July 1996, Mr. Gleklen has been Chairman of the Board and Chief Executive Officer of InteliHealth, a provider of health care information and products to consumers. Since February 1995, Mr. Gleklen has been President of Jocard Financial Services. From March 1994 to February 1995, Mr. Gleklen was a private investor and special counsel to Robert J.F. Brobyn & Associates, attorneys at law. From September 1984 to March 1994, Mr. Gleklen was Senior Vice President of MEDIQ Incorporated ("MEDIQ"), a provider of health care services to hospitals, extended care facilities and other health-care professionals, and President of MEDIQ Investment Services, Inc., with oversight responsibilities for six of MEDIQ's nine operating subsidiaries and corporate development responsibilities. Mr. Gleklen is also a director of NutraMax Products, Inc., Lason Inc. and Home Health Corporation of America, and Chairman of the Board of Trustees of the Pennsylvania College of Optometry.

     Norman C. Harbert has been a director since April 1994. Since 1988, Mr. Harbert has served as the Chairman of the Board, President and Chief Executive Officer of Hawk. Mr. Harbert is a director of Second Bancorp Inc., a bank holding company.

     Larry I. Pollock has been a director since April 1990. In January 1997, Mr. Pollock became Executive Vice President and Chief Operating Officer of HomePlace, Inc., a chain of home furnishings and housewares superstores, and since October 1997, he has served as President, Chief Operating Officer and a director. HomePlace, Inc. and its affiliates filed for reorganization under Chapter 11 in the United States Bankruptcy Court in Wilmington, Delaware on January 5, 1998. From January 1994 to January 1996, Mr. Pollock was President and Chief Operating Officer of Zale Corporation, a retail jewelry store chain. From January 1990 to December 1993, Mr. Pollock served as President and Chief Executive Officer of Karten's Jewelers, Inc., a New England jewelry chain. Mr. Pollock is a partner of Independent Group, L.P., a privately-held radio broadcasting company based in Cleveland, Ohio and a director of Borders Group, Inc.

     William P. Sutter, Jr. has been a director since August 1988. Since 1984, Mr. Sutter has been associated with affiliates of Mesirow Financial Holdings, Inc., a Chicago-based financial services firm. Mr. Sutter is a Senior Managing Director of Mesirow Private Equity Investments, Inc. and a Vice President of Mesirow Financial Services, Inc.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met three times and acted by written consent twice in 1997. During 1997, all members of the Board of Directors participated in at least 80% of all Board and applicable Committee meetings.

     The Audit Committee consists of Mr. Gleklen, Mr. Pollock and Mr. Weinberg. The purpose of the Audit Committee is to review the accounting and reporting principles, policies and practices followed by the Company and the adequacy of the Company's internal, financial and operating controls. The Audit Committee met once in 1997.

     The Compensation Committee is composed of Mr. Krantz, Mr. Pollock, Mr. Sutter and Mr. Weinberg, and its purpose is to review and make recommendations regarding the compensation of executive officers of the Company and to administer option grants under the Company's Amended and Restated Stock Option Plan (the "Option Plan"). The Board of Directors reviews and votes upon all option grants recommended by the Compensation Committee. The Compensation Committee met twice in 1997.

     The Nominating Committee, which is composed of Mr. Krantz, Mr. Sutter and Mr. Weinberg, is responsible for making recommendations to the Board of Directors on candidates for election to the Board. The Nominating Committee reviews nominees recommended to it by stockholders in writing and sent to the Secretary of the Company. A written recommendation must be delivered to the Company in a timely fashion as described below in "Stockholder Proposals and Director Nominations" and must include (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and
(2) as to the stockholder giving the notice, (a) the name and record address of the stockholder, and (b) the class and number of shares of capital stock of the Company beneficially owned by the stockholder. The Company may require any proposed nominee to furnish additional information reasonably required by the Company to determine the eligibility of the proposed nominee to serve as a director of the Company. The Nominating Committee met once in 1997.


DIRECTOR COMPENSATION

     The Company pays each director who is neither an employee of, or legal counsel to, the Company, nor affiliated with one of the Company's principal stockholders, a fee of $1,000 per board meeting attended by the director. The Company also reimburses all directors for expenses incurred in connection with their services as directors. No additional consideration is paid to the directors for committee participation. The Company's Option Plan also provides for the automatic "formula" grant to each non-employee director of an option to purchase 10,000 shares of Common Stock on the date of his or her initial election to the Board of Directors.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC"), the Nasdaq System and The Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Tricia Wood, Vice President -- Real Estate and Construction of the Company, inadvertently failed to file a required form on a timely basis upon her appointment as an executive officer of the Company in October 1997. The required form was subsequently filed. Based solely on its review of copies of reports furnished to the Company or written representations that no reports were required, the Company believes that all other Section 16(a) filing requirements were met in 1997.


              PROPOSAL NO. 2 -- APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Price Waterhouse LLP as independent accountants to examine the consolidated financial statements of the Company for the fiscal year ending December 26, 1998. Although the Bylaws of the Company do not require the selection of independent accountants to be submitted to stockholders for approval, this selection is being presented to stockholders for ratification or rejection at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the ratification of such selection. Price Waterhouse LLP has been the independent accountant of the Company since 1987, and is considered by the Board of Directors to be well qualified. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy. If the resolution is rejected, or if Price Waterhouse LLP declines to act or becomes incapable of action, or if its employment is discontinued, the Board will appoint other independent accountants whose continued employment after the following Annual Meeting of Stockholders will be subject to ratification by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE


     The following table summarizes the compensation paid by the Company to the Company's President and Chief Executive Officer, the Chairman of the Board, and the Executive Vice President and Chief Operating Officer, in the last three years, the only executive officers who earned more than $100,000 annually in total compensation at any time during that period (the "Named Executive Officers").

                                          ANNUAL COMPENSATION                   NUMBER OF
                                ---------------------------------------         LONG-TERM
NAME AND                          FISCAL                                      COMPENSATION            ALL OTHER
PRINCIPAL POSITION                 YEAR         SALARY         BONUS          OPTION AWARDS         COMPENSATION*
-----------------------------   ----------   -------------   ----------      ------------------   -----------------
Ronald E. Weinberg                 1997           $139,411           --               --               $ 2,010
Chairman of the Board              1996            124,687           --               --                 1,918
                                   1995            124,687           --               --                 1,922

Barry J. Feld                      1997           $189,423      $15,000           30,000               $ 2,822
President and                      1996            175,000           --               --                 2,787
Chief Executive Officer            1995            175,000           --               --                 2,811

James W. Swanson                   1997           $101,433           --           25,000               $ 1,596
Executive Vice President           1996             90,154     $  3,750            7,000                 1,467
and Chief Operating Officer        1995             81,500       10,000            4,500                 1,435

------------------
* These amounts were contributed by the Company to the Company's profit sharing and 401(k) savings plan, as a matching contribution relating to before-tax contributions made by each of the Named Executive Officers under the plan. For a description of additional amounts paid to Mr. Weinberg and his affiliates in connection with certain transactions, see "Certain Relationships and Related Transactions."

OPTION GRANTS IN 1997 FISCAL YEAR


     The following table summarizes information concerning options granted during the Company's fiscal year ended December 27, 1997 to each of the Named Executive Officers.

                                                                                            POTENTIAL REALIZABLE
                           NUMBER OF                                                          VALUE AT ASSUMED
                           SHARES OF     PERCENT OF                                         ANNUAL RATES OF STOCK
                            COMMON      TOTAL OPTIONS                                        PRICE APPRECIATION
                             STOCK       GRANTED TO      EXERCISE                             FOR OPTION TERM
                          UNDERLYING    EMPLOYEES IN    PRICE PER                           -----------------------
NAME                        OPTIONS      FISCAL 1997      SHARE       EXPIRATION DATE            5%          10%
---------------------     -----------   -------------   ---------    -------------------    -----------  ----------
Ronald E. Weinberg                 --          --              --                     --            --           --
Barry J. Feld                  30,000        19.1%          $5.50           May 16, 2007    $  103,950    $ 262,350
James W. Swanson                5,000         3.2%          $6.00      February 11, 2007    $   18,900    $  47,700
                               20,000        12.7%          $9.50     September 25, 2007    $  119,700    $ 302,100

OPTION VALUES AT 1997 FISCAL YEAR-END


     The following table summarizes information with respect to the number of unexercised options held by the Named Executive Officers as of December 27, 1997. Also reported are values of "in-the-money" options, that is, the amount by which the exercise price of the option is exceeded by the last sale price of the Common Stock on December 27, 1997. No Named Executive Officer exercised any options in 1997.


                                                  NUMBER OF SHARES                      VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED                   IN-THE-MONEY OPTIONS
NAME                                        OPTIONS AT DECEMBER 27, 1997                AT DECEMBER 27, 1997
---------------------------------        ----------------------------------      ----------------------------------
                                          EXERCISABLE       UNEXERCISABLE         EXERCISABLE       UNEXERCISABLE
---------------------------------        -------------     ----------------      -------------    -----------------
Ronald E. Weinberg                                  --                   --                 --                   --
Barry J. Feld                                   30,000                   --           $ 75,000                   --
James W. Swanson                                17,000               31,500           $ 22,000             $ 46,770


LONG-TERM INCENTIVE AND PENSION PLANS

     The Company does not have any long-term incentive, pension or similar plans, other than the Company's profit sharing and 401(k) savings plan.


EMPLOYMENT AGREEMENTS

     Effective August 1, 1993, the Company entered into employment agreements with each of Mr. Weinberg and Mr. Feld. Both agreements have been extended until December 31, 1999. Under the agreements, the base salaries may be adjusted annually by the Board of Directors of the Company. Mr. Weinberg agreed to forgo a portion of his salary in 1995 and 1996.

     The employment agreements also required the adoption of an annual bonus plan. On May 6, 1997, the members of the Compensation Committee of the Board of Directors adopted the 1997 incentive bonus plan, which provided that a bonus would only be payable to Messrs. Feld and Weinberg if the Company's annual pre-tax income exceeded $1.35 million. The bonus would then increase along with an increase in the Company's annual pre-tax income according to a formula adopted by the Compensation Committee. Because the Company did not reach the pre-tax income target in 1997, no bonus was paid to either Mr. Feld or Mr. Weinberg pursuant to the 1997 incentive bonus plan. Even though the annual target was not met, the Board of Directors elected, on the recommendation of the Compensation Committee, to pay Mr. Feld a bonus of $15,000 in 1997 for outstanding performance in achieving certain short term goals.

     Mr. Weinberg devotes a substantial amount of his time and effort to the business of the Company, but under the terms of Mr. Weinberg's employment agreement he is not required to devote all of his time and efforts to the Company so long as he performs the duties of his office to the best of his ability in a manner that promotes the best interests of the Company. If either Mr. Weinberg or Mr. Feld dies during the term of their respective employment agreements, the

Company will pay his base annual salary for 12 months and any bonus earned but not paid, and if either becomes mentally or physically disabled during the term, the Company will pay his base annual salary for 12 months. Each employment agreement also provides for a two year non-competition provision; however, Mr. Feld's non-competition provision is conditioned upon the Company paying him 75% of his base salary then in effect.

     The Company has no other employment agreements with any of its executive officers or other employees.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing and recommending changes to the Company's compensation policies and programs applicable to the Company's executive officers. The Compensation Committee also administers option grants under the Option Plan. The Compensation Committee is composed of three non-employee directors and the Company's Chairman of the Board.


COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation philosophy is to provide a total compensation program that will attract, retain and motivate the high caliber executives required for the success of the business. The Company achieves these objectives by compensating its executive officers primarily through a combination of three components: a base salary, an annual bonus plan, and long-term incentive opportunities in the form of stock options.


COMPENSATION COMPONENTS

     The Company's executive compensation packages for fiscal 1997, which the Compensation Committee reviewed, were designed to attract and retain the management team responsible for the Company's success, with ties to business objectives and outstanding performance. The Compensation Committee assesses the past performance and the anticipated future contribution, and considers the total compensation (actually earned and potentially available), of each executive officer in establishing each element of compensation.


  Salary

     The Company annually reviews each officer's salary, taking into account job performance for the prior year as viewed subjectively by the person to whom the individual reports, internal pay equity considerations and level of responsibilities. Increases in base salaries are also influenced by the performance of the Company and the individual in achieving goals and objectives established by the Company.

  Bonus

     The Company uses annual bonuses to motivate its executive officers and reward individuals for their initiative and outstanding performance. Bonuses are contingent upon the Company's performance measured against pre-established financial and other business goals and upon individual performance measured against established revenue, profitability and other objectives, all of which are based upon the individual's area of responsibility.


  Stock Options

     Stock option awards are designed to provide management with a direct financial incentive to enhance stockholder values, thereby aligning the interests of the Company's executives with the long-term interest of its stockholders. The Compensation Committee approves option grants subject to vesting periods to retain executives and encourage sustained contributions.


CHIEF EXECUTIVE OFFICERS' COMPENSATION

     The compensation for Mr. Weinberg, Chairman of the Board, and Mr. Feld, Chief Executive Officer and President, is determined by the members of the Compensation Committee, other than Mr. Weinberg, through a process similar to the policies and procedures discussed above for executive officers in general.

     The Compensation Committee's approach in setting Mr. Feld's compensation is to provide compensation stability in the form of the base salary element of his compensation package. Mr. Weinberg's compensation takes into account his overall level of experience and contribution to the Company, as well as his devotion of less than 100% of his time to the management of the Company. Both executives participate in a bonus plan providing them with an incentive to lead the Company toward clearly defined performance goals.

     The base salary levels established by the Compensation Committee reflect the continued year-to-year growth of revenues and operating cash flow, the attainment of same store year-to-year sales gains above industry averages, the continuation of the Company's new store opening program and the achievement of other specified strategic objectives of the business.

     The bonus plans for Messrs. Weinberg and Feld are keyed to specifically budgeted operating results for the year. For 1997, the bonuses were based on attained levels of pre-tax income. No bonuses were paid in 1997 to either Mr. Weinberg or Mr. Feld pursuant to the bonus plans because the Company did not reach the pre-tax income target in 1997. Even though the annual target was not met, the Compensation Committee recommended, and the Board of Directors approved, a bonus of $15,000 for Mr. Feld in 1997 for outstanding performance in achieving certain short term goals. See "Executive Compensation and Other Information -- Employment Agreements."

                                   COMPENSATION COMMITTEE
                                   BYRON S. KRANTZ
                                   LARRY I. POLLOCK
                                   WILLIAM P. SUTTER, JR.
                                   RONALD E. WEINBERG

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Byron S. Krantz serves as Secretary of the Company without compensation and is a partner in the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to the Company. William P. Sutter, Jr. is a Senior Managing Director of Mesirow Private Equity Investments, Inc. and a Vice President of Mesirow Financial Services, Inc., both of which are corporate general partners of partnerships that are stockholders of the Company. Ronald E. Weinberg serves as Chairman of the Board of the Company and is President and sole shareholder of Weinberg Capital Corporation, which provides certain management services to the Company.


                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Russell 2000 Index and the S&P Specialty Retail Index. Cumulative total return for each of the periods shown in the Performance Graph is calculated from the last sale price of the Company's Common Stock at the end of the period and assumes an initial investment of $100 on December 25, 1993, the last day of the Company's 1993 fiscal year, and the reinvestment of any dividends. [GRAPHIC OMITTED]




                  12/25/93  12/30/94    12/30/95    12/28/96   12/27/97
                  --------  --------    --------    --------   --------

NEWI                 100      48.95       62.45       97.89     109.71
S&P Retail           100      75.03       56.65       79.68      80.04
Russell 2000         100     101.04      129.79      149.74     178.33

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 17, 1998, information regarding the beneficial ownership of the Company's capital stock, by (1) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of capital stock, (2) each director, (3) the Named Executive Officers, and (4) all directors and executive officers of the Company as a group. The information contained in the table does not include 140,900 shares of Common Stock issuable under the Option Plan under options that are outstanding, but not presently exercisable. The information contained in the table does include (1) 167,600 shares of Common Stock issuable under presently exercisable options granted by the Company pursuant to the Option Plan, (2) 156,563 shares of Common Stock issuable upon the exercise of warrants that are presently exercisable, and (3) 650,000 shares of Common Stock issuable upon conversion of the Preferred Stock.

NAMES AND ADDRESS (1)                                                         BENEFICIAL OWNERSHIP (2)
-------------------------------------------------                --------------------------------------------------
                                                                        SHARES                      PERCENTAGE
                                                                 ---------------------          -------------------
Ronald E. Weinberg (3)                                                   884,923                        15.1%
Mesirow Group (4)                                                      1,236,688                        21.2%
Barry J. Feld (5)                                                        266,937                         4.6%
Donald M. Gleklen (6)                                                     32,260                            *
Norman C. Harbert (7)                                                     34,119                            *
Byron S. Krantz (8)                                                       52,895                            *
Larry I. Pollock (9)                                                      11,700                            *
William P. Sutter, Jr. (10)                                               27,690                            *
James W. Swanson (11)                                                     19,000                            *
All directors and executive officers                                   1,361,824                        23.3%
  as a group (12 individuals) (12)

------------------
*     Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o New West Eyeworks, Inc., 2104 West Southern Avenue, Tempe, Arizona 85282.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole investment and voting power over the shares of capital stock owned.

(3) Includes (i) a warrant to purchase 22,500 shares of Common Stock; (ii) 6,805 shares of Common Stock and 15,714 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held of record by Flag Partners, an Ohio partnership ("Flag"); and (iii) 1,000 shares beneficially owned by Mr. Weinberg's wife as to which shares Mr. Weinberg disclaims beneficial ownership. The partners of Flag are all directors of the Company. Flag holds of record 30,623 shares of Common Stock and 594 shares of Series A Preferred Stock presently convertible into 70,714 shares of Common Stock.

(4) Each of Mesirow Capital Partners II ("Mesirow II"), Mesirow Capital Partners III ("Mesirow III"), Mesirow Capital Partners IV ("Mesirow IV"), Mesirow Capital Partners V ("Mesirow V") and Mesirow Capital Partners VI ("Mesirow VI") (collectively, the "Mesirow Group") is a limited partnership, the corporate general partners of which are affiliates of Mesirow Financial Holdings, Inc. The Mesirow Group's address is 350 North Clark Street, Chicago, Illinois 60610. William P. Sutter, Jr. is an officer of each of the corporate general partners of the Mesirow Group and a director of the Company. Includes (i) a warrant to purchase 9,000 shares of Common Stock held by Mesirow V and a warrant to purchase 13,500 shares a Common Stock held by Mesirow VI; (ii) 392,857 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held of record by Mesirow VI; (iii) 178,572 shares of Common Stock issuable upon the conversion of Series B Preferred Stock of which (a) 59,524 shares are held of record by Mesirow II, (b) 41,667 shares are held by Mesirow III,
      (c) 35,714 shares are held of record by Mesirow IV, and (d) 41,667 shares are held of record by Mesirow V; and (iv) 642,759 shares of Common Stock, of which (a) 64,519 shares are held of record by Mesirow II, (b) 74,719 shares are held of record by Mesirow III, (c) 333,386 shares are held of record by Mesirow V, and (d) 170,135 shares are held by Mesirow VI. Mr. Sutter disclaims beneficial ownership of such shares. Does not include shares beneficially owned by Mr. Sutter.

(5) Includes (i) a warrant to purchase 5,000 shares of Common Stock; (ii) 5,104 shares of Common Stock and 11,786 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held of record by Flag; (iii) 300 shares of Common Stock held by Mr. Feld as custodian for his children; and (iv) an option to purchase 30,000 shares of Common Stock granted to Mr. Feld pursuant to the Option Plan. Annette C. Feld, Vice President -- Marketing and Merchandise of the Company, is the wife of Barry J. Feld. Also includes the presently exercisable portion of options to purchase 27,000 shares of Common Stock granted to Ms. Feld pursuant to the Option Plan, which options are presently exercisable for 16,000 shares, as to which Mr.
      Feld disclaims beneficial ownership.

(6) Includes (i) an option to purchase 10,000 shares of Common Stock granted to Mr. Gleklen pursuant to the Option Plan; (ii) 7,857 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock;
      (iii) 1,000 shares held by Mr. Gleklen's wife as to which shares Mr. Gleklen disclaims beneficial ownership; and (iv) 4,403 shares of Common Stock held by an IRA.

(7) Includes (i) the presently exercisable portion of an option granted to Mr. Harbert pursuant to the Option Plan to purchase 10,000 shares of Common Stock, which option is presently exercisable for 6,600 shares; (ii) 5,000 shares of Common Stock held of record by Mr. Harbert's defined benefits plan; and (iii) 6,805 shares of Common Stock and 15,714 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held of record by Flag.

(8) Includes (i) an option to purchase 10,000 shares of Common Stock granted to Mr. Krantz pursuant to the Option Plan; and (ii) 6,805 shares of Common Stock and 15,714 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held of record by Flag.

(9) Includes an option to purchase 10,000 shares of Common Stock granted to Mr. Pollock pursuant to the Option Plan.

(10) Includes (i) an option to purchase 10,000 shares of Common Stock granted to Mr. Sutter pursuant to the Option Plan; (ii) 5,104 shares of Common Stock and 11,786 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held of record by Flag; and (iii) 800 shares of Common Stock held by Mr. Sutter as a custodian for his children.

(11) Includes options to purchase 17,000 shares of Common Stock granted to Mr. Swanson pursuant to the Option Plan.

(12) Includes (i) options to purchase shares of Common Stock granted to directors and executive officers pursuant to the Option Plan, which are presently exercisable for 141,600 shares in the aggregate; (ii) warrants to purchase 27,500 shares of Common Stock in the aggregate; (iii) 7,857 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held by Mr. Gleklen; and (iv) 30,623 shares of Common Stock and 70,714 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held of record by Flag. Does not include shares beneficially owned by the Mesirow Group. See footnote 4 above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In early 1997, the Company completed a public offering of 1,505,400 shares of its Common Stock at an offering price of $6.00 per share (the "Offering"). Mesirow II, Mesirow III and Mesirow IV sold 106,642, 123,501 and 169,857 shares of Common Stock in the Offering, respectively. The Company received none of the proceeds from the sale of Common Stock by the selling stockholders. Mesirow Financial, Inc. participated in and served as co-manager of the Offering and is affiliated with the members of the Mesirow Group. William P. Sutter, Jr. is a director of the Company and an officer of each of the corporate general partners of the Mesirow Group, which corporate general partners are affiliates of Mesirow Financial, Inc.

     In December 1996, the Company entered into a bridge loan for $350,000 with The Second National Bank of Warren (Ohio). Ronald E. Weinberg, Chairman of the Board of the Company, guaranteed the loan and Barry J. Feld, President and Chief Executive Officer of the Company, agreed with Mr. Weinberg to share his guaranty obligations. The Company paid Mr. Weinberg and Mr. Feld a total of $7,500 in exchange for their guaranty of the loan. Norman C. Harbert is a director of the Company and Second Bancorp, Inc., the parent holding company of The Second National Bank of Warren (Ohio). In February 1997, the Company repaid the bridge loan with a portion of proceeds from the Offering.

     In June 1996, the Company entered into a $2.0 million revolving line of credit which was secured by guarantees from Mesirow V, Mesirow VI, and Mr. Weinberg. Mr. Feld agreed to share in the obligations of the guarantors. In exchange for the guarantee of the Company's obligations under its revolving line of credit by such officers and shareholders, the Company issued warrants to them to purchase, in the aggregate, 50,000 shares of Common Stock at a price per share of $6.11, subject to customary anti-dilution adjustments. In February 1997, the Company reduced the amount outstanding on the revolving line of credit by approximately $1.9 million with a portion of the proceeds from the Offering. The revolving line of credit matured on May 31, 1997.

     The Company is a party to an expense sharing arrangement under which the Company shares the expenses of its Cleveland, Ohio headquarters with Weinberg Capital Corporation, of which Mr. Weinberg is President and sole shareholder. Pursuant to a formula based on full-time equivalent personnel, the Company pays approximately 28% of the overhead costs of the headquarters, including rent, utilities and copying, telephone and other expenses. The aggregate amount of the payments by the Company for the shared headquarters were approximately $137,000 in 1997, $109,000 in 1996 and $136,000 in 1995.

     In August 1993, the Company chose Mesirow Insurance Services, Inc. as its primary insurance broker to arrange its insurance coverage, including real and personal property, workers' compensation and general liability. Mesirow Insurance Services, Inc. is affiliated with the members of the Mesirow Group. The original insurance agreement was for a period of one year and has since been renewed. Under the terms of the insurance agreement, the annual aggregate premiums paid by the Company are approximately $280,000.

     Byron S. Krantz, a director and the Secretary of the Company, is a partner of the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to the Company. The Company paid legal fees to Kohrman Jackson & Krantz P.L.L. in 1997 of $333,515 for services in connection with a variety of matters, including the Offering.

     The Company believes that the terms of the transactions and the agreements described above are on terms at least as favorable as those which it could otherwise have obtained from unrelated parties. On-going and future transactions with related parties will be (1) on terms at least as favorable as those that the Company would be able to obtain from unrelated parties, (2) for bona fide business purposes, and (3) approved by a majority of the disinterested and non-employee directors.


                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     A stockholder intending to present a proposal to be included in the Company's Proxy Statement for the Company's 1999 Annual Meeting of Stockholders must deliver a proposal, in accordance with the requirements of the Company's Bylaws, to the Secretary of the Company at the Company's principal executive office no earlier than February 20, 1999 and no later than March 22, 1999. Stockholders desiring to nominate a director for election at the Company's 1999 Annual Meeting of Stockholders must deliver a notice, in accordance with the requirements of the Company's Bylaws, to the Secretary of the Company at the Company's principal executive office no earlier than February 20, 1999 and no later than March 12, 1999.


                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares they represent as the Board of Directors may recommend.

     You are urged to sign and return your Proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                        By Order of the Board of Directors,



                                        BYRON S. KRANTZ
                                        Secretary

April 27, 1998

PROXY                        NEW WEST EYEWORKS, INC.                       PROXY
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 16, 1998
                2104 WEST SOUTHERN AVENUE, TEMPE, ARIZONA 85282
                              8:00 A.M. LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ronald E. Weinberg and Byron S. Krantz, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of New West Eyeworks, Inc. to be held on June 16, 1998, at its offices, 2104 West Southern Avenue, Tempe, Arizona, 85282, beginning at 8:00 A.M. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matter properly brought before the Meeting or any adjournments thereof, all as set forth in the April 27, 1998 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of New West Eyeworks, Inc.

          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES" and FOR
                                  PROPOSAL 2.

1. Election of Barry J. Feld and Norman C. Harbert as directors.
   FOR ALL NOMINEES (unless struck out above) [ ] WITHHOLD FROM ALL NOMINEES [ ]

    (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

2. Ratification of appointment of independent accountants.

   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

                                                  (Signature should be exactly
                                                  as name or names appear on
                                                  this proxy. If stock is held
                                                  jointly each holder should
                                                  sign. If signature is by
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title.)

                                                  Dated: _________________, 1998

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                         I plan to attend the
                                                         meeting: Yes [ ] No [ ]

THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE ABOVE MATTER UNLESS OTHERWISE INDICATED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.